Exhibit 10.3

FIRST AMENDMENT TO EXECUTIVE RELOCATION AND EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EXECUTIVE RELOCATION AND EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of April 21, 2020, by and between Paul Giberson (“Giberson” or “Executive”) and Gentherm Incorporated (“Gentherm” or the “Company”). Giberson and Gentherm are referred to herein each as a “Party” and, collectively, as the “Parties.”

RECITALS

A. Giberson and Gentherm executed an Executive Relocation and Employment Agreement on June 6, 2019 (the “Employment Agreement”).

B.The Parties have agreed to amend the Employment Agreement as set forth in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Amendment, and other valuable consideration, the Parties agree as follows:

TERMS AND CONDITIONS

1.Salary Deferral. The following sentence is hereby added to the end of Section 2(a) of the Employment Agreement:

“Notwithstanding anything to the contrary herein, Executive irrevocably agrees to defer 30% of his Annual Base Salary for all payroll periods that begin during the period starting on May 1, 2020 and ending on December 31, 2020 (the “Salary Deferral”); provided that full payment of all deferred amounts shall be made on or before March 15, 2021 (which, for the avoidance of doubt, is intended to qualify as a “short-term deferral” pursuant to Section 409A (as defined in Section 8)). For the avoidance of doubt, the Salary Deferral shall not change any other amounts Executive is entitled to that are calculated based on Annual Base Salary, including pursuant to Sections 2(b) and 7(d) herein or Exhibit A attached hereto.”

2.Termination of Employment.

(a)  Section 7(c)(i) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Base Salary. Executive shall be entitled to any Annual Base Salary earned, but unpaid, for services rendered to the Company on or prior to the date Executive’s employment terminates, payable on the next regularly scheduled payroll date after the termination date; provided, however, that the Salary Deferral shall be paid as set forth in Section 2(a).”

(b) Section (c)(ii) of Exhibit A attached to the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“a material diminution in Executive’s then-current compensation or benefits, authority, duties, or responsibilities, including following a Change in Control, or, following the

Relocation Period, a change of Executive’s primary work location to a location that is more than 50 miles away from Northville, MI, but excluding the Salary Deferral;”

(c) Section (f) of Exhibit A attached to the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“On termination of Executive’s employment (for whatever reason) Executive will be entitled to receive the pro rata portion of Executive’s base salary through the date of Executive’s termination, together with such compensation or benefits to which Executive may be entitled by law or under the terms of the Company’s compensation and benefit plans in effect including, without limitation, amounts owed to Executive for unpaid vacation leave accrued during the course of Executive’s employment with the Company pursuant to Company policy as from time to time in effect; provided, however, that the Salary Deferral shall be paid as set forth in Section 2(a).”

3.No Other Modifications. Except as expressly set forth in this Amendment, the Employment Agreement remains unmodified, in full force and effect.

IN WITNESS WHEREOF, the Parties have caused this Amendment to Executive Relocation and Employment Agreement to be executed as of the date first written above.

GENTHERM INCORPORATED

By:	/s/ Barbara J. Runyon	/s/ Paul Giberson
	Barbara J. Runyon Senior Vice President and Chief Human Resources Officer	Paul Giberson

Signature Page to

First Amendment to Executive Relocation and Employment Agreement